Exhibit 99.1

                         ANNUAL SERVICER'S CERTIFICATE

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                      DILLARD CREDIT CARD MASTER TRUST I
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         The undersigned, a duly authorized representative of DILLARD NATIONAL
BANK, a national banking association organized and existing under the laws of the United States ("DNB"), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of June 28, 2000 (the "Pooling and Servicing Agreement") by and among Dillard Asset Funding Company, DNB and JPMorgan Chase Bank, as trustee (the "Trustee") does hereby certify that:

         1. DNB is the Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the twelve-month period ended December 31, 2002 was conducted under the supervision of the undersigned.

         5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

         None

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 31st day of March 2003.

                                 DILLARD NATIONAL BANK,
                                 as Servicer,


                                 By:  /s/ Charles O. Unfried
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                                      Name: Charles O. Unfried
                                      Title: CEO